Exhibit 33.1

Management’s Report on Assessment of
Compliance with Applicable Servicing Criteria

1.
Citibank (South Dakota), National Association ("CBSD") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of and for the 12-month period ending December 31, 2006 (the "Reporting Period") in connection with the servicing activities it performs with respect to the transactions covered by this report. The transactions covered by this report include all asset-backed securities transactions conducted by Citibank Credit Card Issuance Trust ("CCCIT") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix 1.

2.
CBSD used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period, except for criteria 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), which CBSD has determined are not applicable to the activities it performs with respect to the Platform.

3.
Citibank N.A. ("CBNA"), an affiliate of CBSD, is the paying agent of the classes of asset-backed securities listed on Appendix 1. CBNA has performed specific and limited activities with respect to the Platform. CBSD has determined that CBNA is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and CBSD elects to take responsibility for assessing compliance with the servicing criteria applicable to CBNA’s activities, which criteria are those portions of Items 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB that relate to disbursements to investors. CBSD has policies and procedures in place designed to provide reasonable assurance that CBNA’s activities comply in all material respects with the servicing criteria applicable to CBNA.

4.	CBSD has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

5.
CBSD has not identified and is not aware of any material instance of noncompliance by CBNA with the servicing criteria applicable to CBNA’s activities as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

6.
CBSD has not identified any material deficiency in its policies and procedures to monitor the compliance by CBNA with the servicing criteria applicable to it for the Reporting Period with respect to the Platform taken as a whole.

7.
KPMG LLP, a registered public accounting firm, has issued an attestation report dated the date hereof on CBSD’s assessment of compliance with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period.

Date: March 22, 2007

/s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President and Chief Financial Officer
Citibank (South Dakota), National Association

Appendix 1 to Management’s Report

Citibank Credit Card Issuance Trust

Classes of Notes of the Citiseries registered with the SEC pursuant to the Securities Act of 1933 and Outstanding during calendar year 2006

Class A	Class B

2000-A3	2001-B1
2001-A1	2001-B2
2001-A2	2002-B1
2001-A6	2003-B1
2001-A7	2004-B1
2002-A1	2004-B2
2002-A4	2005-B1
2002-A8	2006-B1
2002-A10	2006-B2
2003-A1
2003-A2
2003-A3	Class C
2003-A4
2003-A5	2001-C1
2003-A6	2001-C3
2003-A7	2002-C1
2003-A8	2002-C2
2003-A9	2002-C3
2003-A10	2003-C1
2003-A11	2003-C2
2004-A1	2003-C3
2004-A3	2003-C4
2004-A4	2004-C1
2004-A7	2005-C1
2004-A8	2005-C2
2005-A2	2005-C3
2005-A3	2005-C5
2005-A4	2005-C6
2005-A5	2006-C1
2005-A6	2006-C2
2005-A7	2006-C4
2005-A8
2005-A9
2005-A10
2006-A1
2006-A2
2006-A3
2006-A4
2006-A5
2006-A6
2006-A7
2006-A8